UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 22, 2004

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190
(Address of Principal Executive Offices)

(Registrant’s telephone number, including area code) (703) 709-2300

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 5. Other Events

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.	OTHER EVENTS.

The following information is being furnished pursuant to Item 5

On January 22, 2004, QuadraMed Corporation issued a press release announcing that it had filed a Form S-1 with the United States Securities and Exchange Commission to register for resale securities previously issued by QuadraMed in April 2003 in a private placement. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference in response to this Item 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2004

QuadraMed Corporation

/s/ John C. Wright

John C. Wright, Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued January 22, 2004, by QuadraMed Corp.